Exhibit 99.1

ONI BioPharma Inc. Announces Definitive Term Sheet for $2,600,000 in Equity Financing

FOR IMMEDIATE RELEASE

ALACHUA, FL (June 2, 2008) – Oragenics Inc. (ONI BioPharma Inc.) (AMEX: “ONI”) today reported that it has entered into a definitive financing agreement providing for equity financing of $2,600,000 consisting of common stock at $0.45 per share and warrants with an exercise price of $1.30 per share. Funding is expected to finalize by June 12, 2008.

Stanley B. Stein, the Company’s President and CEO stated “This capital will help the Company to begin generating revenue from our Probiora3 oral health product, to accelerate our efforts to develop and commercialize our proprietary DPOLT antibiotic platform, to test our SMaRT Replacement Therapy product for the elimination of tooth decay, to market our LPT3-04 weight loss product, and continue the development of our unique diagnostic platforms, IVIAT and CMAT, as well as other uses.”

The securities described herein have not been registered under the Securities Act in reliance on exemption from registration and, as a result, the securities cannot be resold except pursuant to registration under the Securities Act or an exemption.

About ONI BioPharma Inc.

ONI BioPharma Inc. is a biopharmaceutical company with a pipeline of unique proprietary technologies. The Company has a number of products in discovery, preclinical and clinical development, with a concentration in the main therapeutic area of infectious diseases. Our core pipeline includes products and supporting platform technologies for use in the treatment and diagnosis of human infections.

Safe Harbor Statement: Under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements that reflect ONI BioPharma Inc current views with respect to future events and financial performance. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to our ability to successfully close the equity financing transaction and those set forth in our most recently filed annual report on Form 10-K and quarterly report on Form 10-Q, and other factors detailed from time to time in filings with the Securities and Exchange Commission. We expressly disclaim any responsibility to update forward-looking statements.

Contact:

Oragenics, Inc.

Stanley B. Stein, 386-418-4018 X222

www.oragenics.com